Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements and related notes have been prepared in accordance with Article 11 of Regulation S-X in order to give effect to the following transactions:

Rockstar Acquisition:

On August 28, 2025 (the “Rockstar Closing Date”), Celsius Holdings, Inc., a Nevada corporation (“Celsius” or the “Company”), entered into a series of new and amended agreements with PepsiCo, Inc., a North Carolina corporation (“Pepsi”), pursuant to which (i) the Company acquired certain assets, and assumed certain liabilities, comprising the Rockstar Energy brand in the U.S. and Canada, including certain related property, plant and equipment, inventory, customer relationships and marketing employees (“Rockstar” and the “Rockstar Acquisition”), (ii) Pepsi became the primary distributor of Alani Nu and Rockstar Energy brand products in the United States (excluding Puerto Rico and the U.S. Virgin Island), and Canada, and (iii) the Company and Pepsi enhanced their existing long-term commercial arrangement, pursuant to which, among other things, Pepsi is required to use commercially reasonable efforts to sell and distribute the Company’s products (the “Captaincy”). The Rockstar Acquisition was accounted for as a business combination under ASC Topic 805, Business Combinations (“ASC 805”) and other components of the transactions with Pepsi were accounted for under ASC Topic 606, Revenue from Contracts with Customers.

On the Rockstar Closing Date, the Company entered into a securities purchase agreement with Pepsi. Under this agreement, the Company issued 390,000 shares of newly created Series B Convertible Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”). Concurrently, the Company amended the redemption and conversion rights of the 1,466,666 outstanding shares of Series A Convertible Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”) previously issued to Pepsi on August 1, 2022. This amendment aligned the terms of the Series A Preferred Stock, including the redemption period, with those of the newly issued Series B Preferred Stock.

Only the Rockstar Acquisition accounted for under ASC 805, and issuance of the Series B Preferred Stock, is considered herein for purposes of preparing the unaudited pro forma condensed combined financial statements, unless otherwise noted.

Alani Nu Acquisition and Financing Transactions:

On February 20, 2025, the Company entered into a membership interest purchase agreement to acquire Alani Nutrition LLC, a Kentucky limited liability company (“Alani Nu”), from its equity holders, Max Clemons, Trey Steiger, Katy E. Schneider, R. Haydn Schneider and certain related trusts (collectively, the “Sellers”) and Congo Brands Holding Company LLC (“Congo”) for a total purchase consideration comprising (i) $1,275.0 million in cash, subject to customary post-closing adjustments, (ii) an aggregate of 22,451,224 unregistered shares of the Company’s common stock subject to a registration rights agreement and a lock-up agreement that restricts the sale or transfer of the Company’s common stock, with one-third of the common stock released from restrictions on each of April 1, 2026, October 1, 2026 and April 1, 2027, respectively, and (iii) up to $25.0 million in additional cash consideration, payable only if revenue of Alani Nu’s products meet or exceed an agreed upon target for calendar year 2025. On April 1, 2025 (the “Alani Closing Date”), the Company completed the acquisition of Alani Nu (the “Alani Acquisition”). The actual purchase consideration at the Alani Closing Date is different from the amount reported in these unaudited pro forma condensed combined financial statements given the periods presented (see Note 3 for further information).

On the Alani Closing Date, Celsius and certain subsidiaries of Celsius, the lenders and issuing banks thereto and UBS AG, Stamford Branch, as administrative agent and collateral agent, entered into a Credit Agreement (the “Credit Agreement”). The Credit Agreement provides for a term loan facility in an aggregate principal amount of up to $900 million, which was fully drawn on the Alani Closing Date to fund a portion of the cash consideration paid to Sellers, and a revolving credit facility in an aggregate principal amount of up to $100 million, which was undrawn as of the Alani Closing Date.

The Rockstar Acquisition and Alani Acquisition together are referred to as the “Acquisitions”.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2025, and year ended December 31, 2024, gives effect to the Acquisitions as if they had been completed on January 1, 2024, which was the first day of Celsius’ fiscal year ended December 31, 2024. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2025, combines the unaudited condensed consolidated statement of operations of Celsius for the six months ended June 30, 2025, the unaudited condensed consolidated statement of income of Alani Nu for the three months ended March 31, 2025, and the unaudited statement of revenue and direct expenses of Rockstar for the 24 weeks ended June 14, 2025.

Because Alani Nu was acquired on April 1, 2025, Alani Nu’s results from April 1, 2025, through June 30, 2025, are included in the unaudited condensed consolidated statement of operations of Celsius for the six months ended June 30, 2025. The unaudited condensed consolidated statement of income of Alani Nu for the for the three months ended March 31, 2025, have been prepared solely for the purpose of these unaudited pro forma condensed combined financial statements and in a manner consistent with the accounting policies applied by Alani Nu in its historical financial statements for the fiscal year ended December 31, 2024.

The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2024, combines the audited consolidated statement of operations of Celsius for the fiscal year ended December 31, 2024, the audited consolidated statement of income of Alani Nu for the fiscal year ended December 31, 2024, and the audited statement of revenue and direct expenses of Rockstar for the fiscal year ended December 28, 2024.

No unaudited pro forma condensed combined balance sheet is presented herein because the Acquisitions are already reflected in the Company’s most recent condensed consolidated balance sheet as of September 30, 2025, which the Company previously filed with the Securities and Exchange Commission in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, and should be read in conjunction with these unaudited pro forma condensed combined financial statements. While the fiscal period end dates for Rockstar (year ended December 28, 2024, and 24 weeks ended June 14, 2025) differ from Celsius’ fiscal period end dates (December 31, 2024 and June 30, 2025), the financial statement periods for Rockstar differ by less than one quarter from those of Celsius; therefore, no adjustment has been made to conform the period ends.

The financial statements of Rockstar, upon which the following unaudited pro forma combined statement of operations has been prepared, have been prepared in accordance with the requirements for abbreviated financial statements set forth in Rule 3-05(e) of Regulation S-X. Because Rockstar was not operated as a separate legal entity or stand-alone business within Pepsi, such abbreviated financial statements are not necessarily indicative of the results of operations that would have occurred or may occur in the future had Rockstar been operated as a stand-alone business. Accordingly, such abbreviated financial statements are not necessarily a complete presentation of the financial position or results of operations of Rockstar on a stand-alone basis. Therefore, as permitted by Rule 3-05 of Regulation S-X, the statements of revenue and direct expenses presents only direct revenues and expenses attributable to Rockstar, including a reasonable allocation of certain direct expenses, as these expenses were not previously recorded or monitored in an isolated manner.

The historical financial statements of Celsius, Alani Nu, and Rockstar have been adjusted in the accompanying unaudited pro forma condensed combined financial statements as necessary to account for the Acquisitions in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The unaudited pro forma adjustments are based upon currently available information and certain assumptions that Celsius’ management believes are reasonable as of the date of this filing. However, the unaudited pro forma condensed combined financial statements are based on preliminary purchase accounting estimates, which are subject to change as the measurement period remains open. Accordingly, the pro forma adjustments reflect management’s current best estimates of the material adjustments necessary to present the combined results of operations and financial position of Celsius, Alani Nu and Rockstar on a pro forma basis.

The unaudited pro forma condensed combined financial statements were derived from and should be read in conjunction with:

•	The accompanying notes to the unaudited pro forma condensed combined financial statements;

•

The unaudited consolidated financial statements of Celsius as of and for the six months ended June 30, 2025, and the accompanying notes thereto, which are included in Celsius’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2025;

•

The audited consolidated financial statements of Celsius as of and for the fiscal year ended December 31, 2024, and the accompanying notes thereto, which are included in Celsius’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

•

The unaudited Rockstar Energy Drink Assets in the United States and Canada Interim Abbreviated Financial Statements as of June 14, 2025 and December 28, 2024 and for the 24 weeks ended June 14, 2025 and June 15, 2024, and the accompanying notes thereto, which are included in Exhibit 99.2 to the Company’s Current Report on Form 8-K/A, with which these unaudited pro forma condensed combined financial statements are filed;

•

The audited Rockstar Energy Drink Assets in the United States and Canada Abbreviated Financial Statements as of and for the fiscal years ended December 28, 2024 and December 30, 2023, and the accompanying notes thereto, which are included in Exhibit 99.1 to the Company’s Current Report on Form 8-K/A with which these unaudited pro forma condensed combined financial statements are filed; and

•

The audited consolidated financial statements of Alani Nu as of December 31, 2024, and for the two years ended December 31, 2024, and the accompanying notes thereto, which are included in Exhibit 99.1 to the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on June 12, 2025.

The unaudited pro forma condensed combined financial statements also reflect the separate transaction for the Alani Nu Acquisition, and related financing transaction, that required separate pro forma financial statements in accordance with Article 11 of Regulation S-X, which the Company previously filed as Exhibit 99.2 to its Current Report on Form 8-K/A filed with the Securities and Exchange Commission on June 12, 2025. The unaudited pro forma condensed combined financial statements do not reflect any anticipated synergies or dis-synergies, operating efficiencies, or cost savings that may result from the Acquisitions or any integration costs that may be incurred.

The unaudited pro forma condensed combined financial statements and related notes are being provided for illustrative purposes only and do not purport to represent what the combined Company’s actual results of operations would have been had the Acquisitions been completed on the dates indicated, nor are they necessarily indicative of the combined Company’s future results of operations for any future period. The actual results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The accompanying unaudited pro forma condensed combined financial statements and related notes have been prepared in accordance with Article 11 of Regulation S-X, as amended, to give effect to the following:

•

Application of the acquisition method of accounting under the provisions of ASC 805, under which the assets and liabilities of Alani Nu and Rockstar will be recorded by Celsius at their respective fair values on the Alani Closing Date and the Rockstar Closing Date, respectively;

•	Adjustments to conform the financial statement presentation of Alani Nu and Rockstar to that of Celsius, based upon the preliminary assessment by Celsius;

•	Adjustments to reflect the related financing transactions; and

•	Adjustments to reflect transaction costs in connection with the Acquisitions.

The pro forma adjustments and the unaudited pro forma condensed combined financial statements are preliminary and subject to change as additional information becomes available and further analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed combined financial statements in accordance with the requirements of the Securities and Exchange Commission. Celsius has estimated the fair values of Alani Nu’s and Rockstar’s respective assets and liabilities based on preliminary valuations, due diligence information, and other relevant data. A final determination of the fair values of acquired assets and assumed liabilities will be performed. Any changes in such fair values of the net assets or in the total purchase consideration as compared with the information shown in the unaudited pro forma condensed combined financial statements may materially change the allocation of purchase price, goodwill, and other amounts reflected in the unaudited pro forma condensed combined financial statements; therefore the final purchase consideration allocation may be materially different than the preliminary purchase consideration allocation presented in the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2025

(In thousands of U.S. dollars, except per share amounts)

	Celsius Holdings, Inc. (As Reported) Six Months Ended June 30, 2025	Alani Nutrition LLC (As Adjusted, Note 2) Three Months Ended March 31, 2025	Transaction Accounting Adjustments - Acquisition	(Note 4)	Transaction Accounting Adjustments - Financing	(Note 4)	Rockstar (As Adjusted, Note 2) 24 Weeks Ended June 14, 2025	Transaction Accounting Adjustments - Acquisition	(Note 4)	Pro Forma Combined
Revenue	1,068,535	231,488	—		—		171,532	(8,827)	(h)	1,462,728
Cost of revenue	515,311	110,981	(21,692)	(a)	—		109,419	(2,207)	(h)	711,812

Gross profit	553,224	120,507	21,692		—		62,113	(6,620)		750,916
Selling, general and administrative expenses	358,228	40,154	4,513	(b)	—		1,553,370	(1,528,725)	(j)	427,540

Income (loss) from operations	194,996	80,353	17,179		—		(1,491,257)	1,522,105		323,376
Other income (expense):
Interest income	11,884	—	—		—		—	—		11,884
Interest expense	(18,080)	(817)	817	(c)	(18,290)	(f)	—	—		(36,370)
Other income (expense)	1,658	510,825	(510,876)	(d)	—		—	—		1,607

Total other income (expense)	(4,538)	510,008	(510,059)		(18,290)		—	—		(22,879)

Net income before provision for income taxes	190,458	590,361	(492,880)		(18,290)		(1,491,257)	1,522,105		300,497
Provision for income taxes	(46,184)	(2,912)	(20,483)	(e)	4,426	(g)	—	(7,465)	(k)	(72,618)

Net income (loss)	144,274	587,449	(513,363)		(13,864)		(1,491,257)	1,514,640		227,879

Dividends on convertible preferred stock	(13,632)	—	—		—		—	(14,625)	(Note 5)	(28,257)
Income allocated to participating preferred stock	(10,703)	—	(5,839)	(Note 5)	1,120	(Note 5)	—	(9,331)	(Note 5)	(24,753)

Net income (loss) attributable to common stockholders	119,939	587,449	(519,202)		(12,744)		(1,491,257)	1,490,684		174,869

Earnings per share:										(Note 5)
Basic	0.49									0.68
Diluted	0.48									0.67
Weighted average shares outstanding:
Basic	246,536									257,762
Diluted	248,757									259,983

See accompanying notes to the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Twelve Months Ended December 31, 2024

(In thousands of U.S. dollars, except per share amounts)

	Celsius Holdings, Inc. (As Reported) Year Ended December 31, 2024	Alani Nutrition LLC (As Adjusted, Note 2) Year Ended December 31, 2024	Transaction Accounting Adjustments - Acquisition	(Note 4)	Transaction Accounting Adjustments - Financing	(Note 4)	Rockstar (As Adjusted, Note 2) Fiscal Year Ended December 28, 2024	Transaction Accounting Adjustments - Acquisition	(Note 4)	Pro Forma Combined
Revenue	1,355,630	605,008	—		—		373,412	(17,822)	(h)	2,316,228
Cost of revenue	675,423	354,027	21,692	(a)	—		235,606	(3,700)	(h), (i)	1,283,048

Gross profit	680,207	250,981	(21,692)		—		137,806	(14,122)		1,033,180
Selling, general and administrative expenses	524,479	179,377	18,496	(b)	—		79,500	11,250	(j)	813,102

Income (loss) from operations	155,728	71,604	(40,188)		—		58,306	(25,372)		220,078
Other income (expense):
Interest income	39,263	—	—		—		—	—		39,263
Interest expense	—	(4,882)	4,882	(c)	(72,940)	(f)	—	—		(72,940)
Foreign exchange loss	(1,734)	—	—		—		—	—		(1,734)
Other income (expense)	1,793	(191)	—		—		—	—		1,602

Total other income (expense)	39,322	(5,073)	4,882		(72,940)		—	—		(33,809)

Net income before provision for income taxes	195,050	66,531	(35,306)		(72,940)		58,306	(25,372)		186,269
Provision for income taxes	(49,976)	(2,864)	(5,258)	(e)	18,746	(g)	—	(8,465)	(k)	(47,817)

Net income (loss)	145,074	63,667	(40,564)		(54,194)		58,306	(33,837)		138,452

Dividends on convertible preferred stock	(27,500)	—	—		—		—	(29,250)	(Note 5)	(56,750)
Income allocated to participating preferred stock	(10,117)	—	(1,250)	(Note 5)	4,379	(Note 5)	—	(3,143)	(Note 5)	(10,131)

Net income (loss) attributable to common stockholders	107,457	63,667	(41,814)		(49,815)		58,306	(66,230)		71,571

Earnings per share:										(Note 5)
Basic	0.46									0.28
Diluted	0.45									0.28
Weighted average shares outstanding:
Basic	233,667									256,118
Diluted	237,404									259,855

See accompanying notes to the unaudited pro forma condensed combined financial statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 – Basis of Presentation

The unaudited pro forma condensed combined financial statements and accompanying notes have been prepared in accordance with Article 11 of Regulation S-X to reflect the Acquisitions. The unaudited pro forma financial statements have been derived from the respective audited and unaudited consolidated financial statements of Alani Nu, and Celsius and audited and unaudited abbreviated financial statements of Rockstar after giving pro forma effect to the Acquisitions. Alani Nu’s and Rockstar’s respective historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. dollars.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2025, and year ended December 31, 2024, gives effect to the Acquisitions, including stock issued as consideration for the Acquisitions, as if they had been completed on January 1, 2024, the first day of Celsius’ fiscal year ended December 31, 2024. Also, as discussed in Note 4—Financing Adjustments Related to Alani Acquisitions, certain adjustments have been made to the unaudited pro forma condensed combined financial statements to reflect the impacts of the financing transactions entered into in connection with the Alani Acquisition as if they had occurred on January 1, 2024.

The unaudited pro forma condensed combined financial statements presented are for illustrative purposes only and are not necessarily indicative of what Celsius’ condensed combined statements of operations would have been had the Acquisitions been consummated as of the dates indicated or will be for any future periods. The unaudited pro forma condensed combined financial statements do not purport to project the future results of operations of Celsius following the closing dates of the Acquisitions. The unaudited pro forma condensed combined financial statements reflect transaction accounting adjustments Celsius believes are necessary to present fairly Celsius’ unaudited pro forma condensed combined results of operations as of and for the periods indicated after giving effect to the Acquisitions. The unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies, or revenue enhancements that the combined Company may achieve as a result of the Acquisitions, nor does it reflect the costs to integrate the operations of Celsius, Alani Nu, and Rockstar or the costs necessary to achieve any cost savings, operating synergies, and revenue enhancements.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, with Celsius as the accounting acquirer, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement (“ASC 820”), and based on the historical consolidated financial statements of Celsius, Alani Nu, and Rockstar. Under ASC 805 the purchase consideration is allocated to the assets acquired and liabilities assumed based upon their estimated fair values as of the Alani Closing Date and the Rockstar Closing Date, as applicable. The excess of the purchase price over the fair value of assets acquired and liabilities assumed was allocated to goodwill. The unaudited pro forma condensed combined financial statements are based on preliminary estimates of the fair value of the purchase consideration and assets and liabilities acquired, which requires the use of significant assumptions. Management believes that the assumptions used for such estimates provide a reasonable basis for presenting the significant effects of the Acquisitions and that the pro forma adjustments in the unaudited pro forma condensed combined financial statements give appropriate effect to the assumptions. Differences between these preliminary estimates and the final acquisition accounting may be material; therefore, the pro forma financial statements presented herein are not necessarily indicative of what the combined Company’s financial condition or results of operations would have been had the Acquisitions been completed on the applicable dates presented in these unaudited pro forma condensed combined financial statements. In addition, the unaudited condensed combined pro forma financial statements do not purport to project the future financial condition and results of operations of the combined Company.

As discussed in Note 2, certain reclassifications were made to align Celsius’, Alani Nu’s, and Rockstar’s financial statement presentations. Celsius has analyzed and identified the material adjustments necessary to present the unaudited pro forma condensed combined financial statements on a consistent basis with the Company’s accounting policies. Based on this analysis, certain adjustments were necessary to conform Alani Nu’s consolidated financial statements and Rockstar’s abbreviated financial statements to Celsius’ accounting policies and certain reclassification adjustments have been made to conform Alani Nu’s and Rockstar’s historical financial statement presentations to that of Celsius.

The pro forma adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that Celsius believes are reasonable under the circumstances. There were no material transactions between Celsius, Alani Nu (prior to the Alani Closing Date) and Rockstar during the periods presented. Accordingly, adjustments to eliminate transactions between Celsius, Alani Nu and Rockstar have not been reflected in the unaudited pro forma condensed combined financial statements.

Note 2 – Reclassification and Policy Adjustments

During the preparation of these unaudited pro forma condensed combined financial statements, Celsius management performed an analysis of Alani Nu’s and Rockstar’s financial information to identify material differences in accounting policies and financial statement presentation as compared to Celsius’ presentation. With the information currently available, Celsius has made reclassification adjustments to conform Alani Nu’s and Rockstar’s historical financial statement presentation to Celsius’ historical financial statement presentation for material differences to the unaudited pro forma condensed combined financial statements after evaluating potential areas of differences.

(a)

Refer to the table below for a summary of adjustments made to present Alani Nu’s statement of income for the three months ended March 31, 2025, to conform with that of Celsius’ statement of operations for the six months ended June 30, 2025. Note that this applies only to the period prior to the Alani Acquisition, as Alani Nu’s results are included within the Celsius historical results as of and following the Alani Nu Closing Date (all amounts in thousands):

Alani Nu	Celsius	Alani Nu Historical	Reclassification Adjustments	(Notes)	Alani Nu Historical (As Adjusted)
Product sales		228,906	(228,906)	(a)	—
	Revenue		228,906	(a)	228,906
Distributor buyout income		1,775	(1,775)	(b)	—
	Revenue		2,582	(b)	2,582
	Provision for income taxes		(195)	(b)	(195)
Management services		20,423	(20,423)	(c)	—
Administrative and general		13,794	(13,794)	(c)	—
Advertising and promotion		5,886	(5,886)	(c)	—
Distributor buyout expenses		51	(51)	(c)	—
	Selling, general and administrative expenses	—	40,154	(c)	40,154
Unrealized gain on call options		510,876	(510,876)	(d)	—
	Other income (expense)		510,876	(d)	510,876

(a)	Reclassification of product sales to revenue.
(b)

Reclassification of distributor buyout income to revenue and a policy adjustment representing ASC 606 deferred revenue policy alignment to increase revenue by $0.8 million and record the related increase to provision for income taxes of $0.2 million.

(c)	Reclassification of various expenses to selling, general and administrative expenses.
(d)	Reclassification of unrealized gain on call option to other income (expense).

Refer to the table below for a summary of adjustments made to present Alani Nu’s statement of income for the year ended December 31, 2024, to conform with that of Celsius’ for the year ended December 31, 2024 (all amounts in thousands):

Alani Nu	Celsius	Alani Nu Historical	Reclassification Adjustments		Alani Nu Historical (As Adjusted)
Product sales		597,602	(597,602)	(a)	—
	Revenue		597,602	(a)	597,602
Distributor buyout income		7,782	(7,782)	(b)	—
	Revenue		7,406	(b)	7,406
	Provision for income taxes		97	(b)	97
Management services		73,777	(73,777)	(c)	—
Administrative and general		55,274	(55,274)	(c)	—
Advertising and promotion		39,634	(39,634)	(c)	—
Distributor buyout expenses		10,692	(10,692)	(c)	—
	Selling, general and administrative expenses	—	179,377	(c)	179,377

(a)	Reclassification of product sales to revenue.
(b)

Reclassification of distributor buyout income to revenue and a policy adjustment representing ASC 606 deferred revenue policy alignment to decrease revenue by $0.4 million and record the related decrease to provision for income taxes of $0.1 million

(c)	Reclassification of various expenses to selling, general and administrative expenses.

(b)

Refer to the table below for a summary of adjustments made to present Rockstar’s statement of revenue and direct expenses for the 24 weeks ended June 14, 2025, to conform with that of Celsius’ statement of operations for the six months ended June 30, 2025 (all amounts in thousands):

Rockstar	Celsius	Rockstar Historical	Reclassification Adjustments	(Notes)	Rockstar Historical (As Adjusted)
Net revenue		171,532	(171,532)	(a)	—
	Revenue		171,532	(a)	171,532
Cost of sales		92,487	(92,487)	(b)	—
	Cost of revenue		92,487	(b)	92,487
Selling, general and administrative expenses		16,932	(16,932)	(c)	—
	Cost of revenue		16,932	(c)	16,932
Impairment of intangible assets		1,529,000	(1,529,000)	(d)	—
	Selling, general and administrative expenses		1,529,000	(d)	1,529,000

(a)	Reclassification of net revenue to revenue.

(b)	Reclassification of cost of sale to cost of revenue.
(c)

Represents a policy alignment adjustment to reclassify certain shipping and handling and overhead expenses from selling, general and administrative expenses to cost of revenue to conform to Celsius’ accounting policy.

(d)	Reclassification of impairment of intangible assets to selling, general and administrative expenses.

Refer to the table below for a summary of adjustments made to present Rockstar’s statement of revenue and direct expenses for the year ended December 28, 2024, to conform with that of Celsius’ statement of operations for the year ended December 31, 2024 (all amounts in thousands):

Rockstar	Celsius	Rockstar Historical	Reclassification Adjustments	(Notes)	Rockstar Historical (As Adjusted)
Net revenue		373,412	(373,412)	(a)	—
	Revenue		373,412	(a)	373,412
Cost of sales		197,470	(197,470)	(b)	—
	Cost of revenue		197,470	(b)	197,470
Selling, general and administrative expenses		38,136	(38,136)	(c)	—
	Cost of revenue		38,136	(c)	38,136

(a)	Reclassification of net revenue to revenue.
(b)	Reclassification of cost of sale to cost of revenue.
(c)

Represents a policy alignment adjustment to reclassify certain shipping and handling and overhead expenses from selling, general and administrative expenses to cost of revenue to conform to Celsius’ accounting policy.

Note 3 – Preliminary Purchase Price Allocation

Alani Acquisition

(a)	Estimated Purchase Consideration

The total estimated purchase consideration for the Alani Acquisition is as follows:

Estimated Purchase Consideration (in thousands)	Amount
Cash consideration (i)	$1,322,425
Share consideration (ii)	721,964
Estimated earnout liability (iii)	11,200

Preliminary fair value of purchase consideration	$2,055,589

(i)

Amount includes base cash consideration of $1,275.0 million per the Alani Nu purchase agreement, plus $22.4 million of cash paid in connection with the finalization of customary post-closing adjustments, plus Alani Nu closing cash acquired, offset by certain indebtedness related items.

(ii)

Estimated fair value of share consideration is based on 22,451,224 shares of Celsius common stock issued to the Sellers multiplied by $32.16, which represents the closing share price of $35.73 on the Closing Date adjusted by a 10% discount for lack of marketability (“DLOM”) given that the shares had not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are “restricted securities” as defined by Rule 144 promulgated under the Securities Act. The DLOM was calculated based on the Finnerty model, which uses an option pricing approach, specifically, an average-strike put option, to estimate the impact of illiquidity and time-related restrictions on the value of a share.

(iii)

Reflects the estimated fair value of the contingent consideration earnout liability, as of the Alani Nu Closing Date, based on a probability-weighted-expected-return method scenario model relative to the achievement of the revenue target.

(b)	Preliminary Estimated Purchase Consideration Allocation

The estimated purchase consideration, as shown in the table above, has been allocated to the tangible and intangible assets acquired and liabilities assumed of Alani Nu based on their preliminary estimated fair values. As described above in Note 1, the preliminary estimates were based on the data available to the Company and may change upon completion of the final purchase price allocation. Given the close proximity to the Alani Closing Date, the Company is still finalizing and reviewing the estimated useful lives of intangible assets and the estimated fair values of the assets acquired and liabilities assumed. The provisional measurements of intangible assets, net working capital assets, property, plant, and equipment, and goodwill are subject to change as the valuation procedures are finalized. The final allocation could differ materially from the preliminary allocation used in the transaction accounting adjustments. Any change in the estimated fair value of the assets and liabilities acquired or the estimated fair value of the purchase consideration will have a corresponding impact on the amount of goodwill recorded and on the amount of amortization of acquired assets recorded against income in future periods. The impact of any changes in the purchase price allocation could have a material impact on the amounts presented in the unaudited pro forma condensed combined financial statements in future periods.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed on the Alani Closing Date.

Estimated Purchase Consideration Allocation (in thousands)	Amount
ASSETS
Cash and cash equivalents	$43,655
Accounts receivable	82,412
Inventories	95,776
Prepaid expenses and other current assets	1,699
Property, plant and equipment	2,662
Brands	1,104,000
Customer relationships	111,000
LIABILITIES
Accounts payable	49,117
Accrued expenses	48,887
Deferred revenue-current	8,519
Other current liabilities	426
Deferred revenue-non-current	3,780
Other long term liabilities	6,698

Net identifiable assets acquired	$1,323,777
Goodwill	731,812

Total purchase consideration	$2,055,589

The preliminary estimated purchase consideration allocation above reflects preliminary estimated goodwill of $731.8 million. Goodwill represents the excess of the estimated purchase consideration over the preliminary estimated fair values of recorded tangible and intangible assets acquired and liabilities assumed. The actual amount of goodwill to be recorded in connection with the Alani Acquisition is subject to change once the valuations of tangible and intangible assets acquired and liabilities assumed have been finalized.

Estimated fair value of identifiable intangible assets in the unaudited pro forma condensed combined financial statements consist of the following:

(in thousands)	Preliminary Fair Value	Estimated Useful Life
Brands	$1,104,000	Indefinite
Customer relationships	111,000	5 years

Total	$1,215,000

The preliminary estimated fair value of brands was determined based on an income-based approach (relief from royalty) and the preliminary fair value of customer relationships was determined based on a combination of an income-based approach and cost-based approach. A 10% change in the valuation of customer relationships would cause a corresponding increase or decrease in the amortization expense of approximately $2.2 million for the year ended December 31, 2024, and $0.6 million for the six months ended June 30, 2025. Pro forma amortization is preliminary and based on the use of straight-line amortization. The amount of amortization following the Alani Acquisition may differ significantly between periods based upon the final value assigned and amortization methodology used for each identifiable intangible asset.

Rockstar Acquisition

(a)	Estimated Purchase Consideration

The total consideration related to the Rockstar Acquisition consists of (i) non-cash consideration associated with the issuance of the Series B Preferred Stock and the amendment to the terms of the Series A Preferred Stock and (ii) cash consideration received from Pepsi related to net working capital adjustments, which was intended to compensate the Company for certain working capital requirements of the Rockstar business.

The estimated fair value of the Series B Preferred Stock, along with the estimated incremental fair value of Series A Preferred Stock resulting directly from the amendment, was treated as noncash consideration, partially accounted for under ASC 805 as consideration transferred for the acquisition of the Rockstar business. The non-cash consideration attributable to the Rockstar Acquisition was estimated based on both the income and market approaches. Given Rockstar’s distinct size, scale, and recent performance relative to its industry peers, the Company primarily relied on the discounted cash flow method, a form of the income approach. The resulting valuation was then corroborated by analyzing implied market multiples of comparable publicly traded companies, with adjustments made to reflect differences in growth prospects, profitability, cash flow conversion, and risk profile.

The preliminary purchase consideration for the Rockstar Acquisition is calculated as follows:

Estimated Purchase Consideration (in thousands)	Amount
Total estimated fair value of Series B Preferred Stock	$907,920
Total incremental estimated fair value of Series A Preferred Stock	27,867

Total fair value of Series B Preferred Stock and incremental fair value of Series A Preferred Stock	$935,787

Non-cash amount attributable to ASC 606 upfront payment to customer	$598,787

Non-cash amount attributable to ASC 805 business acquisition	$337,000
Less: Net working capital cash received from Pepsi [1]	(29,156)

Total preliminary Rockstar purchase consideration	$307,844

[1]

Amount includes $30.6 million net working capital payment received from Pepsi pursuant to the transaction agreement in respect of the Rockstar Acquisition, offset by $1.5 million payable to the Pepsi upon finalization of customary post-closing adjustments.

The estimated purchase consideration, as shown in the table above, has been allocated to the tangible and intangible assets acquired and liabilities assumed of Rockstar based on their preliminary estimated fair values. As described above in Note 1, the preliminary estimates were based on the data available to the Company and may change upon completion of the final purchase price allocation. Given the close proximity to the Rockstar Closing Date, the Company is still finalizing and reviewing the estimated useful lives of intangible assets and the estimated fair values of the assets acquired and liabilities assumed. The provisional measurements of intangible assets, finished goods inventory, property, plant, and equipment, and goodwill are subject to change as the valuation procedures are finalized. The final allocation could differ materially from the preliminary allocation used in the transaction accounting adjustments. Any change in the estimated fair value of the assets and liabilities acquired or the estimated fair value of the purchase consideration will have a corresponding impact on the amount of goodwill recorded, and impact on the amount of amortization of acquired assets recorded against income in future periods. The impact of any changes in the purchase price allocation could have a material impact on the amounts presented in the unaudited pro forma condensed combined financial statements in future periods.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed on the Rockstar Closing Date.

Estimated Purchase Consideration Allocation (in thousands)	Amount
ASSETS
Inventories	$10,529
Property, plant and equipment	4,917
Brands	176,000
Customer relationships	5,500
Prepaid expenses and other current assets	1,461
LIABILITIES
Accrued expenses	390

Net identifiable assets acquired	$198,017
Goodwill	109,827

Total preliminary Rockstar purchase consideration	$307,844

The preliminary estimated purchase consideration allocation above reflects a preliminary estimated goodwill of $109.8 million. Goodwill represents the excess of the estimated purchase consideration over the preliminary estimated fair values of recorded tangible and intangible assets acquired and liabilities assumed. The actual amount of goodwill to be recorded in connection with the Rockstar Acquisition is subject to change once the valuations of tangible and intangible assets acquired and liabilities assumed have been finalized.

Estimated fair value of identifiable intangible assets in the unaudited pro forma condensed combined financial statements consist of the following:

(in thousands)	Preliminary Fair Value	Estimated Useful Life
Brands	$176,000	Indefinite
Customer relationships	5,500	10 years

Total	$181,500

The preliminary estimated fair value of brands was determined based on an income-based approach (relief from royalty) and the preliminary fair value of customer relationships was determined based on a with-and-without method, a form of the income approach that quantifies the economic benefit of having existing customer relationships in place as of the acquisition date. A 10% change in the valuation of customer relationships would cause a corresponding increase or decrease in the amortization expense of approximately $0.1 million for the year ended December 31, 2024, and approximately $0.0 million for the six months ended June 30, 2025. Pro forma amortization is preliminary and based on the use of straight-line amortization. The amount of amortization following the Rockstar Acquisition may differ significantly between periods based upon the final value assigned and amortization methodology used for each identifiable intangible asset.

Note 4 –Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations

In addition to the pro forma adjustments described herein, certain non-recurring acquisition-related costs that will not affect the combined income (loss) beyond twelve months after the acquisition date were incurred and recognized in the historical reported amounts and were not adjusted in the unaudited pro forma condensed combined financial statements.

The unaudited consolidated statement of operations of Celsius for the six months ended June 30, 2025, includes the following non-recurring costs that are reflected in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2025, and therefore did not require a pro forma adjustment:

(i)	$24.8 million of transaction costs incurred in connection with the Alani Acquisition reflected within selling, general and administrative expense for the six months ended June 30, 2025.

(ii)

$13.8 million loss related to the remeasurement of the contingent consideration earnout liability for the Alani Acquisition was recognized in selling, general and administrative expenses for the six months ended June 30, 2025.

Transaction Accounting Adjustments Related to Alani Acquisition

Note that for the six months ended June 30, 2025, this includes only the period prior to the Alani Acquisition (i.e., three months ended March 31, 2025), as Alani Nu’s results of operations are thereafter included in the Celsius results of operations for the six months ended June 30, 2025:

(a)

Reflects the $21.7 million adjustment to cost of revenue to remove the expense recognized from preliminary fair value inventory adjustment in the Celsius historical results for the six months ended June 30, 2025, as the amount is fully recognized in the pro forma adjustment to the year ended December 31, 2024.

(b)

Reflects the adjustments to selling, general and administration expenses, including reduction of expense due to depreciation of the fair-value adjustment to property, plant and equipment and recognizing expense for amortization of the estimated fair value of customer relationships. Celsius is still in the process of finalizing the fair value and useful life of the property, plant and equipment and intangible assets and any resulting change in the fair value and/or useful life will have a direct impact on depreciation and amortization expense.

(in thousands)	For the Six Months Ended June 30, 2025	For the Year Ended December 31, 2024
Amortization expense for acquired customer relationships	$5,550	$22,200
Adjustment to depreciation expense	(1,037)	(3,704)

Pro forma transaction accounting adjustment to SG&A	$4,513	$18,496

(c)

Reflects the removal of Alani Nu interest expense of $0.8 million for the three months ended March 31, 2025, and $4.9 million for the year ended December 31, 2024, related to Alani Nu’s indebtedness that was repaid on the Alani Closing Date.

(d)

Reflects the adjustment to other income (expense) to remove unrealized gain on call option included in Alani Nu’s results for the three months ended March 31, 2025, related to a financial instrument not acquired in the Alani Acquisition.

(e)

To record the income tax impact of the pro forma adjustments utilizing the effective income tax rate of approximately 24.2% for the six months ended June 30, 2025, and 25.7% for the year ended December 31, 2024. In addition, an adjustment to the provision for income taxes was made to apply Celsius’ effective tax rate for the respective periods as, prior to the Alani Closing Date, Alani Nu as a limited liability company had elected to be taxed as an S-corporation under the provisions of the Internal Revenue Code, which resulted in a tax rate in the historical Alani Nu financial statements that is not reflective of the expected tax rate of the combined business.

Financing Adjustments Related to Alani Acquisition:

(f)

Reflects the interest expense and amortization of issuance costs and original issuance discount related to the financing transactions in connection with the Alani Acquisition, as well as the amortization of deferred financing fees related to the related revolving credit facility, which remained undrawn on the Alani Closing Date. The adjustments to interest expense were $18.3 million and $72.9 million for the three months ended March 31, 2025, prior to Alani Nu being included in Celsius’ results, and year ended December 31, 2024, respectively.

(g)

To record the income tax impact of the pro forma adjustments utilizing the effective income tax rate of approximately 24.2% for the six months ended June 30, 2025, and 25.7% for the year ended December 31, 2024.

Transaction Accounting Adjustments Related to Rockstar Acquisition

(h)

The Rockstar statement of revenue and direct expenses for the six months ended June 30, 2025, and fiscal year ended December 31, 2024, are abbreviated financial statements because Rockstar was not operated as a separate legal entity or stand-alone business within Pepsi. Therefore, certain limitations exist and results are not necessarily indicative of the results of operations that would have occurred if Rockstar had been a stand-alone business. For certain revenue transactions related to Canada that are included in the Rockstar statement of revenue and direct expenses for the 24 weeks ended June 14, 2025, and fiscal year ended December 28, 2024, the revenue and cost of revenue of finished goods sold in Canada reflect the product sale through to third-party customers by Pepsi. Therefore, an adjustment is included to exclude the estimated margin of the distribution function to reflect a more representative amount of revenue and cost of revenue that would be recognized by Rockstar on a standalone basis from Pepsi. Net revenue in Canada for the six months ended June 30, 2025, and the fiscal year ended December 31, 2024, was $24.1 million and $49.5 million, respectively.

(in thousands)	For the Six Months Ended June 30, 2025	For the Year Ended December 31, 2024
Pro forma transaction accounting adjustment to Revenue	$(8,827)	(17,822)
Pro forma transaction accounting adjustment to Cost of revenue	$(2,207)	(4,456)

(i)	Reflects the $0.8 million adjustment to include the amortization of the inventory fair value step up through cost of revenue for the year ended December 31, 2024.

(j)

Reflects the adjustments to selling, general and administration expenses, including recognizing expense for amortization of the estimated fair value of customer relationships, reversal of historical brand intangible asset impairment, and estimated transaction costs. Celsius is still in the process of evaluating the fair value and useful life of the intangible assets and any resulting change in the fair value and/or useful life will have a direct impact on amortization expense. The amortization of customer relationships is calculated on a straight-line basis over a 10-year estimated useful life.

(in thousands)	For the Six Months Ended June 30, 2025	For the Year Ended December 31, 2024
Amortization expense for acquired customer relationships	$275	$550
Adjustment to remove historical brand intangible asset impairment	(1,529,000)	—
Transaction Expenses	—	10,700

Pro forma transaction accounting adjustment to selling, general and administrative expenses	$(1,528,725)	$11,250

(k)

To record the income tax impact of the pro forma adjustments utilizing the effective income tax rate of approximately 24.2% for the six months ended June 30, 2025, and 25.7% for the year ended December 31, 2024. In addition, an adjustment to the provision for income taxes was made to apply Celsius’ effective tax rate to the pre-tax income of Rockstar for the respective periods as no taxes were included in the statement of revenue and direct expenses.

Note 5 – Earnings Per Share

The following table calculates the unaudited pro forma combined basic and diluted earnings per share, which is adjusted to reflect the pro forma net income for the six months ended June 30, 2025, and year ended December 31, 2024, as presented on the unaudited pro forma condensed combined statements of operations:

(in thousands except per share amounts)	For the Six Months Ended June 30, 2025	For the Year Ended December 31, 2024
Numerator:
Pro forma combined net income	$227,879	$138,452
Dividends on convertible preferred stock (a)	(28,257)	(56,750)
Income allocated to participating preferred stock (b)	(24,753)	(10,131)

Pro forma combined net income attributable to common stockholders - Basic	$174,869	$71,571

Effect of dilutive securities:
Celsius Historical:
Allocation of earnings to participating securities	$10,703	$10,117
Reallocation of earnings to participating securities	(10,615)	(9,971)
Effect of pro forma adjustments:
Allocation of earnings to participating securities	14,050	14
Reallocation of earnings to participating securities	(14,050)	(14)

Pro forma combined net income attributable to common stockholders - Diluted	$174,957	$71,717

Denominator – basic:
Historical Celsius weighted average shares outstanding	246,536	233,667
Weighted average issuance of Celsius common stock to Alani Nu sellers (c)	11,226	22,451

Pro forma weighted average shares - basic	257,762	256,118

Pro forma net income per share - basic	$0.68	$0.28
Denominator – diluted weighted average shares:
Historical Celsius weighted average shares outstanding	248,757	237,404
Weighted average issuance of Celsius common stock to Alani Nu sellers (c)	11,226	22,451

Pro forma weighted average shares – diluted	259,983	259,855

Pro forma net income per share - diluted	$0 .67	$0.28

Potentially dilutive securities related to the convertible Series B Preferred Stock were excluded from the computation of pro forma diluted earnings per share related to common stockholders, as their effect would be antidilutive.

(a)

Reflects the adjustments of $14.6 million and $29.3 million for the six months ended June 30, 2025, and fiscal year ended December 31, 2024, respectively, related to stated dividends on the Series B Preferred Stock issued partially in exchange for the Rockstar Acquisition.

(b)

Reflects the adjustments of allocated earnings to participating Series A Preferred Stock for the effects of pro forma adjustments to combined net income, and allocation of pro forma combined net income to participating Series B Preferred Stock.

(c)

Reflects the adjustment to present the issuance of Celsius common stock to Alani Nu sellers as if they had been completed on January 1, 2024. The historical Celsius weighted average shares for the six months ended June 30, 2025, reflects the weighted average effect of these shares from issuance on the Alani Closing Date through June 30, 2025.